UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 8, 2011

FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)
______________

001-14793
(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices)  (Zip Code)

 (787) 729 8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2011, First BanCorp. (the “Corporation”) issued a press release announcing its unaudited results of operations for the second quarter ended June 30, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

The Corporation has included in this release the following non-GAAP financial measures: (i) the calculation of net interest income, interest rate spread and net interest margin rate on a tax- equivalent basis and excluding changes in the fair value of derivative instruments and certain financial liabilities, (ii) the calculation of the tangible common equity ratio and the tangible book value per common share, (iii) the Tier 1 common equity to risk-weighted assets ratio, and (iv) the adjusted pre-tax, pre-provision income. Investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Corporation’s consolidated financial data prepared in accordance with GAAP.

Net interest income, interest rate spread and net interest margin are reported on a tax-equivalent basis and excluding changes in the fair value (“valuations”) of derivative instruments and financial liabilities elected to be measured at fair value. The presentation of net interest income excluding valuations provides additional information about the Corporation’s net interest income and facilitates comparability and analysis. The changes in the fair value of derivative instruments and unrealized gains and losses on liabilities measured at fair value have no effect on interest due or interest earned on interest-bearing liabilities or interest-earning assets, respectively. The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a marginal income tax rate, as described in Exhibit A — Tables 2 and 3 of the attached Press Release (included herein as Exhibit 99.1). Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at statutory rates. Management believes that it is a standard practice in the banking industry to present net interest income, interest rate spread and net interest margin on a fully tax-equivalent basis. This adjustment puts all earning assets, most notably tax-exempt securities and certain loans, on a common basis that facilitates comparison of results to results of peers.

The following table reconciles the non-GAAP financial measure “net interest income on a tax-equivalent basis and excluding fair value changes” with net interest income calculated and presented in accordance with GAAP. The table also reconciles the non-GAAP financial measures “net interest spread and margin on a tax-equivalent basis and excluding fair value changes” with net interest spread and margin calculated and presented in accordance with GAAP.

Reconciliation of GAAP Net Interest Margin and Spread to Non-GAAP Net Interest Margin and Spread on a Tax-Equivalent Basis and excluding fair value changes on derivative instruments and liabilities measured at fair value (“valuations”)

(dollars in thousands)
	Quarter Ended					Six-Month Period Ended
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	June 30, 2011	June 30, 2010
Net Interest Income (in thousands)
Interest Income - GAAP	$163,418	$180,903	$192,806	$204,028	$214,864	$344,321	$435,852
Unrealized loss (gain) on derivative instruments	1,185	(345)	(903)	938	487	840	1,231
Interest income excluding valuations	164,603	180,558	191,903	204,966	215,351	345,161	437,083
Tax-equivalent adjustment	1,504	2,314	4,494	6,778	7,222	3,818	17,134
Interest income on a tax-equivalent basis excluding valuations	166,107	182,872	196,397	211,744	222,573	348,979	454,217

Interest Expense - GAAP	68,983	74,624	80,758	90,326	95,802	143,607	199,927
Unrealized gain (loss) on derivative instruments and liabilities measured at fair value	23	(598)	(813)	(526)	3,896	(575)	2,907
Interest expense excluding valuations	69,006	74,026	79,945	89,800	99,698	143,032	202,834

Net interest income - GAAP	$94,435	$106,279	$112,048	$113,702	$119,062	$200,714	$235,925

Net interest income excluding valuations	$95,597	$106,532	$111,958	$115,166	$115,653	$202,129	$234,249

Net interest income on a tax-equivalent basis excluding valuations	$97,101	$108,846	$116,452	$121,944	$122,875	$205,947	$251,383

Average Balances (in thousands)
Loans and leases	$10,997,295	$11,672,619	$12,185,511	$12,443,055	$13,025,808	$11,333,092	$13,296,054
Total securities and other short-term investments	3,550,743	3,588,028	3,863,532	4,640,055	5,485,934	3,569,281	$5,506,147
Average Interest-Earning Assets	$14,548,038	$15,260,647	$16,049,043	$17,083,110	$18,511,742	$14,902,373	$18,802,201

Average Interest-Bearing Liabilities	$12,809,375	$13,494,702	$14,036,776	$15,002,168	$16,378,022	$13,150,146	$16,619,030

Average Yield/Rate
Average yield on interest-earning assets - GAAP	4.51%	4.80%	4.77%	4.74%	4.66%	4.66%	4.68%
Average rate on interest-bearing liabilities - GAAP	2.16%	2.24%	2.28%	2.39%	2.35%	2.20%	2.43%
Net interest spread - GAAP	2.35%	2.56%	2.49%	2.35%	2.31%	2.46%	2.25%
Net interest margin - GAAP	2.60%	2.82%	2.77%	2.64%	2.58%	2.72%	2.53%

Average yield on interest-earning assets excluding valuations	4.54%	4.79%	4.74%	4.76%	4.66%	4.67%	4.69%
Average rate on interest-bearing liabilities excluding valuations	2.16%	2.22%	2.26%	2.37%	2.44%	2.19%	2.46%
Net interest spread excluding valuations	2.38%	2.57%	2.48%	2.39%	2.22%	2.48%	2.23%
Net interest margin excluding valuations	2.64%	2.83%	2.77%	2.67%	2.51%	2.74%	2.51%

Average yield on interest-earning assets on a tax-equivalent basis and excluding valuations	4.58%	4.85%	4.86%	4.92%	4.82%	4.72%	4.87%
Average rate on interest-bearing liabilities excluding valuations	2.16%	2.22%	2.26%	2.37%	2.44%	2.19%	2.46%
Net interest spread on a tax-equivalent basis and excluding valuations	2.42%	2.63%	2.60%	2.55%	2.38%	2.53%	2.41%
Net interest margin on a tax-equivalent basis and excluding valuations	2.68%	2.89%	2.88%	2.83%	2.66%	2.79%	2.70%

The tangible common equity ratio and tangible book value per common share are non-GAAP measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill and core deposit intangibles. Tangible assets are total assets less goodwill and core deposit intangibles. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method of accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets, or related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets and any other related measures may differ from that of other companies reporting measures with similar names.

The following table is a reconciliation of the Corporation’s tangible common equity and tangible assets:

Tangible Common Equity

(In thousands, except ratios and per share information)
	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
Tangible Equity:
Total equity - GAAP	$1,009,578	$1,027,269	$1,057,959	$1,321,979	$1,438,289
Preferred equity	(428,703)	(426,724)	(425,009)	(411,876)	(930,830)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(12,866)	(13,454)	(14,043)	(14,673)	(15,303)

Tangible common equity	$539,911	$558,993	$590,809	$867,332	$464,058

Tangible Assets:
Total assets - GAAP	$14,113,973	$15,104,090	$15,593,077	$16,678,879	$18,116,023
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(12,866)	(13,454)	(14,043)	(14,673)	(15,303)

Tangible assets	$14,073,009	$15,062,538	$15,550,936	$16,636,108	$18,072,622

Common shares outstanding	21,304	21,304	21,304	21,304	6,169

Tangible common equity ratio	3.84%	3.71%	3.80%	5.21%	2.57%
Tangible book value per common share	$25.34	$26.24	$27.73	$40.71	$75.22

The Tier 1 common equity to risk-weighted assets ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock and qualifying trust preferred securities by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The Tier 1 common equity ratio is not required by GAAP or on a recurring basis by applicable bank regulatory requirements. However, this ratio was used by the Federal Reserve in connection with its stress test administered to the 19 largest U.S. bank holding companies under the Supervisory Capital Assessment Program (SCAP), the results of which were announced on May 7, 2009. Management is currently monitoring this ratio, along with the other ratios discussed above, in evaluating the Corporation’s capital levels and believes that, at this time, the ratio may be of interest to investors.

The following table reconciles stockholders’ equity (GAAP) to Tier 1 common equity:

Tier 1 Common Equity to Risk-Weighted Assets

(Dollars in thousands)		As of
		June 30,	March 31,	December 31,	September 30,	June 30,
		2011	2011	2010	2010	2010

Tier 1 Common Equity:
	Total equity - GAAP	$1,009,578	$1,027,269	$1,057,959	$1,321,979	$1,438,289
	Qualifying preferred stock	(428,703)	(426,724)	(425,009)	(411,876)	(930,830)
	Unrealized gain on available-for-sale securities (1)	(12,659)	(15,453)	(17,736)	(30,295)	(63,311)
	Disallowed deferred tax asset (2)	(272)	(981)	(815)	(43,552)	(38,078)
	Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
	Core deposit intangible	(12,866)	(13,454)	(14,043)	(14,673)	(15,303)
	Cumulative change gain in fair value of liabilities accounted for under a fair value option	(1,889)	(2,156)	(2,185)	(2,654)	(3,170)
	Other disallowed assets	(808)	(881)	(226)	(636)	(66)
	Tier 1 common equity	$524,283	$539,522	$569,847	$790,195	$359,433

	Total risk-weighted assets	$10,630,162	$11,183,518	$11,372,856	$11,930,854	$12,570,330

	Tier 1 common equity to risk-weighted assets ratio	4.93%	4.82%	5.01%	6.62%	2.86%

1-

Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values, in accordance with regulatory risk-based capital guidelines. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

2-

Approximately $11 million of the Corporation's deferred tax assets at June 30, 2011 (March 31, 2011 - $12 million; December 31, 2010 - $13 million September 30, 2010 - $64 million; June 30, 2010 - $71 million) was included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $0.3 million of such assets at June 30, 2011 (March 31, 2011 - $1 million; December 31, 2010 - $0.8 million; September 30, 2010 - $44 million; June 30, 2010 - $38 million) exceeded the limitation imposed by these guidelines and, as "disallowed deferred tax assets," was deducted in arriving at Tier 1 capital. According to regulatory capital guidelines, the deferred tax assets that are dependent upon future taxable income are limited for inclusion in Tier 1 capital to the lesser of: (i) the amount of such deferred tax asset that the entity expects to realize within one year of the calendar quarter end-date, based on its projected future taxable income for that year, or (ii) 10% of the amount of the entity's Tier 1 capital. Approximately $5 million of the Corporation's other net deferred tax liability at June 30, 2011 (March 31, 2011 - $5 million; December 31, 2010 - $5 million; September 30, 2010 - $7 million; June 30, 2010 - $12 million) represented primarily the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines.

One non-GAAP performance metric that management believes is useful in analyzing underlying performance trends, particularly in times of economic stress, is adjusted pre-tax, pre-provision income. Adjusted pre-tax, pre-provision income, as defined by management, represents net (loss) income excluding income tax expense (benefit), the provision for loan and lease losses, gains on sale and other-than- temporary impairments (“OTTI”) of investment securities, as well as certain items identified as unusual, non-recurring or non-operating.

From time to time, revenue and expenses are impacted by items judged by management to be outside of ordinary banking activities and/or by items that, while they may be associated with ordinary banking activities, are so unusually large that management believes that a complete analysis of its Corporation’s performance requires consideration also of results that exclude such amounts. These items result from factors originating outside the Corporation such as regulatory actions/assessments, and may result from unusual management decisions, such as the early extinguishment of debt.

The following table reconciles (loss) income before income taxes (GAAP) to adjusted pre-tax, pre-provision income:

Pre-Tax, Pre-Provision Income

(Dollars in thousands)	Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010

Loss before income taxes	$(12,318)	$(24,834)	$(158,016)	$(76,196)	$(86,817)
Add: Provision for loan and lease losses	59,184	88,732	196,347	120,482	146,793
Less: Net (gain) loss on sale and OTTI of investment securities	(21,342)	(19,341)	620	(48,281)	(24,237)
Less: gain on sale of FirstBank Insurance VI	-	(2,845)	-	-	-
Add: Loss on early extinguishment of borrowings	1,823	-	-	47,405	-
Add: Equity in losses of unconsolidated entities	1,536	-	-	-	-
Adjusted Pre-tax, pre-provision income (1)	$28,883	$41,712	$38,951	$43,410	$35,739

Change from most recent prior quarter - amount	$(12,829)	$2,761	$(4,459)	$7,671	$(4,324)
Change from most recent prior quarter - percent	-30.8%	7.1%	-10.3%	21.5%	-10.8%

(1) See Basis of Presentation for definition.

Item 8.01 Other Events.

The Corporation announced on August 10, 2011 that it has set the record date as September 6, 2011 (the “Record Date”) for its previously announced proposed rights offering (the "Rights Offering") in which the Corporation’s stockholders will receive transferable subscription rights (“Rights”) to purchase additional shares of the Corporation's common stock, par value $0.10 (the “Common Stock”). In the Rights Offering, stockholders will receive one Right for each share of Common Stock held as of the Record Date. The exercise of two Rights will entitle stockholders to purchase one share of Common Stock for a subscription price of $3.50 per share.  The Corporation will raise approximately $37.3 million in the Rights Offering if fully subscribed.

The Corporation will distribute Rights to purchase up to 10,651,835 shares of Common Stock if the Corporation’s stockholders approve, and the Corporation is able to complete, the issuance of shares of Common Stock to institutional investors in the previously announced capital raise of up to 150,000,000 shares of Common Stock and if a registration statement under the Securities Act of 1933, as amended, relating to the Rights Offering (the "Registration Statement") has been filed and declared effective by the U.S. Securities and Exchange Commission. Holders of Rights who exercise their Rights in full may also exercise an over-subscription privilege to purchase, on a pro rata basis, a portion of the unsubscribed shares, at the same price of $3.50 per share, subject to certain limitations.

The Corporation may change the terms of the Rights Offering or abandon the Rights Offering at any time prior to its consummation.

A copy of the press release is attached hereto as Exhibit 99.2 and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 8, 2011 - First BanCorp Reports Financial Results for the Quarter Ended June 30, 2011

99.2	Press Release dated August 10, 2011 - First BanCorp Announces Record Date for Proposed Rights Offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 12, 2011	FIRST BANCORP

		By:	/s/ Orlando Berges
		Name:	Orlando Berges
		Title:	Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 8, 2011 - First BanCorp Reports Financial Results for the Quarter Ended June 30, 2011

99.2	Press Release dated August 10, 2011 - First BanCorp Announces Record Date for Proposed Rights Offering